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                                                                    EXHIBIT 23.3

                                    CONSENT


     We hereby consent to the use of our opinion to the Board of Directors of Pet Food Warehouse, Inc. included as Appendix B to the Proxy Statement/Prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of Petco Animal Supplies, Inc. relating to the proposed merger of Pet Food Warehouse, Inc. with and into Petco Animal Supplies, Inc., and to the reference to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


DAIN BOSWORTH INCORPORATED


November 19, 1996